Exhibit 99.1

News Release | July 31, 2025

Wells Fargo Board of Directors Announces Intention to Name CEO, Charlie Scharf, Chairman

Board of Directors Also Announces a Special Equity Award for Mr. Scharf

SAN FRANCISCO – July 31, 2025 – Wells Fargo & Company (NYSE: WFC) today announced that the Board of Directors of Wells Fargo intends to appoint Charlie Scharf, Chief Executive Officer, Wells Fargo, as Chairman of the Board. When Mr. Scharf becomes Chairman, the Board also intends to appoint a Lead Independent Director to support the Board’s continued independent oversight.

In addition, the Board awarded Mr. Scharf a one-time special equity grant consisting of $30 million in Restricted Share Rights and 1,046,000 Stock Options.

These actions reflect the Board’s desire to retain Mr. Scharf as the CEO of the Company and to recognize his leadership in transforming Wells Fargo, including creating significant shareholder value and positioning the company for future success. Under his leadership, he has built an outstanding management team, significantly strengthened the company’s risk and control infrastructure, improved its reputation, achieved critical regulatory milestones, and delivered a strong financial performance, while making strategic investments in driving growth of our core businesses.

The award will vest (and become exercisable for stock options) on a pro rata basis following the fourth, fifth and sixth anniversaries of the grant date. The Board believes the award design, coupled with our stock ownership policy, promotes further alignment of Mr. Scharf’s compensation with long-term shareholder value creation.

Steven Black, current Chairman of the Board, Wells Fargo, said: “We are thrilled to recognize Charlie's significant contributions to Wells Fargo and are planning to appoint him as Chairman of the Board. We also plan to appoint a Lead Independent Director to maintain independent Board leadership. The special equity award is designed to acknowledge Charlie’s role in leading Wells Fargo through an unprecedented transformation, creating shareholder value and positioning the Company for the future. We look forward to Charlie’s continued guidance and strategic direction as we navigate the future."

Mr. Scharf stated: “Over the last several years, our Operating Committee and our 213,000 employees have executed a multi-faceted transformation under extremely difficult circumstances. It is a privilege to lead Wells Fargo and our talented and dedicated team, and I look forward to building on our significant momentum to continue improving our performance and market position in everything we do.”

© 2025 Wells Fargo Bank, N.A. All rights reserved. For public use.

More information about the Board’s leadership and the equity award is available in the Company’s Form 8-K filed with the Securities and Exchange Commission today.

About Wells Fargo
Wells Fargo & Company (NYSE: WFC) is a leading financial services company that has approximately $2.0 trillion in assets. We provide a diversified set of banking, investment and mortgage products and services, as well as consumer and commercial finance, through our four reportable operating segments: Consumer Banking and Lending, Commercial Banking, Corporate and Investment Banking, and Wealth & Investment Management. Wells Fargo ranked No. 33 on Fortune’s 2025 rankings of America’s largest corporations.

Cautionary Statement About Forward-Looking Statements
This news release contains forward-looking statements about our future financial performance and business. Because forward-looking statements are based on our current expectations and assumptions regarding the future, they are subject to inherent risks and uncertainties. Do not unduly rely on forward-looking statements as actual results could differ materially from expectations. Forward-looking statements speak only as of the date made, and we do not undertake to update them to reflect changes or events that occur after that date. For information about factors that could cause actual results to differ materially from our expectations, refer to our reports filed with the Securities and Exchange Commission, including the discussion under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024, as filed with the Securities and Exchange Commission and available on its website at www.sec.gov.

Contact Information
Media
Dana Ripley, 404-606-0935
dana.e.ripley@wellsfargo.com

Investor Relations
John Campbell, 415-396-0523
john.m.campbell@wellsfargo.com

News Release Category: WF-CFH
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